STOCK PURCHASE AGREEMENT

AMONG

THE SHAREHOLDERS OF FAST GROWTH ENTERPRISES LIMITED

AS SELLERS

AND

VASOMEDICAL ACQUISITION CORP. AS PURCHASER

FOR

THE PURCHASE OF ALL OF THE OUTSTANDING CAPITAL STOCK

OF

FAST GROWTH ENTERPRISES LIMITED

DATED AS OF AUGUST 19, 2011

ARTICLE 7 -	REPRESENTATION AND WARRANTIES OF FGE AND THE FGE SHAREHOLDERS	14
7.1	Existence and Power	14
7.2	Certificate of Incorporation and By-laws; Minute Books	14
7.3	Authorization	14
7.4	Governmental Authorization	15
7.5	Non-Contravention	15
7.6	Capitalization; Validity of Securities	15
7.7	Subsidiaries	16
7.8	Financial Statements; Absence of Certain Changes	16
7.9	No Undisclosed Material Liabilities	18
7.10	Compliance with Laws and Court Orders	18
7.11	Litigation	18
7.12	Finder’s Fee	19
7.13	Taxes	19
7.14	Employee Benefit Plans	19
7.15	Environmental Matters	19
7.16	Intellectual Property	20
7.17	Beneficial Ownership of FGE Shareholders	20
7.18	Investment Representations	20
ARTICLE 8 -	COVENANTS OF VASOMEDICAL PENDING CLOSING.	21
8.1	Preservation	21
8.2	Reservation of Shares of Vasomedical Common	21
ARTICLE 9 -	COVENANTS OF FGE AND FGE SHAREHOLDERS PENDING CLOSING.	21
9.1	Preservation	21
9.2	Negative Covenants	22
9.3	Access and Information	23
ARTICLE 10 -	CERTAIN COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING	24
10.1	Covenants of FGE Shareholders	24
10.2	Initial 8-K	24
10.3	Confidentiality	24
10.4	Standstill Agreement	25
10.5	Notification as to Certain Events	25
10.6	Reasonable Efforts; Further Action	25
10.7	Closing Report	26
10.8	Additional Filings	26
10.9	Lock-Up	26
ARTICLE 11 -	DELIVERIES AT CLOSING	26
11.1	Vasomedical Deliveries	26
11.2	FGE Deliveries	27
ARTICLE 12 -	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES	27
12.1	Conditions Precedent to Obligations of All Parties	27
12.2	Conditions Precedent to Obligations of Vasomedical and Purchaser	28

12.3	Conditions to Obligations of FGE and the FGE Shareholders	29
ARTICLE 13 -	TERMINATION	29
13.1	Right to Terminate	29
13.2	Termination Notice; Termination Date	30
13.3	Effects of Termination	30
ARTICLE 14 -	NATURE AND SURVIVAL OF REPRESENTATIONS	31
ARTICLE 15 -	INDEMNIFICATION	31
15.1	General.	31
15.2	FGE Shareholder’s Indemnification Obligations.	31
15.3	Limitation on FGE’s Shareholder Indemnification Obligations.	31
15.4	Vasomedical’s Indemnification Obligations.	32
15.5	Limitations on Vasomedical’s Indemnification Obligations.	32
15.6	Cooperation.	33
15.7	Procedures.	33
ARTICLE 16 -	NOTICES	34
ARTICLE 17 -	AMENDMENTS; NO WAIVERS.	35
ARTICLE 18 -	GOVERNING LAW; ARBITRATION	37
ARTICLE 20 -	SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES	36
ARTICLE 21 -	ENTIRE AGREEMENT	36
ARTICLE 22 -	COUNTERPARTS	37

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of  August 19, 2011 by and among VASOMEDICAL, INC., a Delaware corporation (“Vasomedical”), VASOMEDICAL ACQUISITION CORP., a wholly owned subsidiary of Vasomedical. (“Purchaser”), FAST GROWTH ENTERPRISES LIMITED, A British Virgin Islands limited liability company (“FGE”) and the shareholders of FGE signatory hereto (“Sellers” or the “FGE Shareholders).  All capitalized terms shall have the meanings used herein, including as referenced in Article 1 hereof.

R E C I T A L S

A.           Sellers own all of the outstanding shares of capital stock of FGE (the “Shares”);

B.           FGE is a company that conducts its activities solely through its ownership of all the outstanding capital shares of Wuxi Jiantong Instruments Co., Ltd., a limited liability company (“GenTone”) formed under the laws of the People’s Republic of China (“PRC”) and of Peace Joy Management Limited, a limited liability company formed under the laws of the British Virgin Island (“PJM”).

C.           PJM conducts its activities solely through its ownership of all of the outstanding capital shares of Life Enhancement Technology Ltd., a limited liability company formed under the laws of the PRC (“LET”).

D.           GenTone conducts its activities solely through the controlling interest it holds in each of BIOX Instruments Co., Ltd., a limited liability company formed under the laws of the PRC (“BIOX”) and Foshan Litone Medical Devices Co., Ltd., a limited liability company formed under the laws of the PRC (“Litone”), which controlling interest, as to Biox and Litone,  has been established through a separate (i) exclusive technology and management consulting and service agreement; (ii) power of attorney; (iii) pledge agreement; and (iv) option of share purchase agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - INCORPORATION OF RECITALS; CERTAIN DEFINITIONS, CONSTRUCTION

1.1	Recitals.

The recitals set forth above are incorporated unto this Agreement as if they were set forth in full in the body of this Agreement.

1.2	Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means (i) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified; or (ii) any relative or spouse of such Person, or any relation of such spouse, who has the same home as such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control”) means the possession, direct or indirect, of the power, whether exercised or not, to direct or cause the acquisition and/or disposition by such Person of the assets and properties of the other Person, whether through the ownership of voting securities or otherwise.

“Assigned Value” means, on a per share basis, the average of the daily closing price of a share of Vasomedical common stock on the OTC- Pink Sheets for the sixty trading days ending with the third business day preceding the Closing Date.

“Blue Sky Law” means the securities laws and regulations of the various states of the United States, Puerto Rico and the District of Columbia.

“BVI” means the British Virgin Islands.

“Closing” means the closing of the purchase and sale of the FGE Shares, as contemplated by this Agreement.

“Closing Date” means the date of the Closing as set forth in Section 2.4.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any successor law, rules and regulations.

“DGCL” means the Delaware General Corporation Law.

 “Encumbrance” means any mortgage, charge, claim, community property interest, lien, option, pledge, security interest, pre-emptive right, right of first refusal or restriction,  including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any other adverse claim of any kind.

“Environmental Laws” means any federal, state, local or foreign law (including, without limitation, common law and the laws of the PRC and the United States), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

“Environmental Permits” mean, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorization of governmental authorities relating in any way to, the business of such person as currently conducted.

 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FGE” means Fast Growth Enterprises Limited, a British Virgin Islands limited liability company.

“FGE Balance Sheet” has the meaning set forth in Section 7.8____.

“FGE Balance Sheet Date” has the meaning set forth in Section 7.8___.

“FGE Common” means common shares of FGE, [par value $1.00 per share.]

“FGE Disclosure Schedule” means the disclosure schedule of FGE attached as Exhibit A to this Agreement.

“FGE Signatory Shareholders” means the holders of 100% of the issued and outstanding FGE Common.

“FGE Shares” means all outstanding shares of FGE Common.

“FGE PJM Shareholder” means the FGE Shareholders that formerly owned PJM.

“FGE GenTone Shareholders” means the FGE Shareholders that previously owned GenTone.

“Governmental Authority” means any court, tribunal, authority, agency, commission, bureau, department, arbitrator or official or other instrumentality of the United States or any other country (including, without limitation, the PRC and the BVI) or any provincial, state, local, county, city or other political subdivision.

"Governmental Permit" means any license, franchise, permit or other authorization, consent or approval of any Governmental Authority.

“Intellectual Property Right” means any right  to use, whether through ownership, licensing or otherwise, or any title to, any patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes.

“Lien” means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any stockholder or similar agreement, Encumbrance, other adverse claim of any kind or any other restriction or limitation whatsoever.

“Lock-Up” has the meaning set forth in Section 10.9.

“Material Adverse Effect” means any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the entity in question and its subsidiaries, if any, taken as a whole.

“Operating Companies” means BIOX, LET and LiTone.

“OTCBB” means the Over-the-Counter Bulletin Board.

“Person” means any individual, group, corporation, company, partnership, limited liability company or partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality of either.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144" means Rule 144 promulgated under the Securities Act as currently in effect or hereafter amended and any successor rule.

“SEC” means the United States Securities and Exchange Commission, or any successor body.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute.

“Seller” means each FGE Shareholder.

“Standstill Agreement” means the covenants, representations and warranties of the FGE Shareholders contained in Section 10.4.

“Target” means consolidated financial results of operations for FGE for the calendar year 2011 (including operations before and after Closing) with net revenues of $1,685,000.

“Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

“Termination Date” means the date of termination of this Agreement as set forth in Section 13.2.

“Trading Day” means a day on which trades may be effected in the Pink Sheets or any system of automated dissemination of quotations of securities prices, including the OTCBB.

“Transaction Documents” means this Agreement (including all exhibits hereto) and all other documents and instruments delivered by FGE, the Sellers, the Purchaser and Vasomedical pursuant to this Agreement.

“Vasomedical” means Vasomedical, Inc., a Delaware corporation.

“Vasomedical Balance Sheet” has the meaning set forth in Section 6.10.

“Vasomedical Balance Sheet Date” has the meaning set forth in Section 6.10.

“Vasomedical Board” means the Board of Directors of Vasomedical.

“Vasomedical Common” means common stock of Vasomedical, par value $0.001 per share.

“Vasomedical Performance Shares” means Vasomedical common issued pursuant to Section 2.2.3 hereof.

“Vasomedical Purchase Shares” means the shares of Vasomedical common stock to be issued by Vasomedical as partial consideration for the purchase of the FGE Shares at the Closing.

“Vasomedical Transaction Securities” means the Vasomedical Purchase Shares, the Vasomedical Warrant, the shares of common stock of Vasomedical issuable upon exercise of the Vasomedical Warrant and all shares of Vasomedical common stock issuable pursuant to Section 2.2.3.

“Vasomedical SEC Filings” has the meaning set forth in Section 6.9.

“Vasomedical Warrant” means the common stock purchase warrants of Vasomedical to be issued by Vasomedical as partial consideration for the purchase of the all FGE Shares at the Closing.

1.3	Gender; Number; Certain Definitions, References.

The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including, without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day following that is a Business Day. Each party acknowledges that such party has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

ARTICLE 2 - PURCHASE AND SALE OF FGE SHARES; CLOSING

2.1	Agreement to Purchase and Sell.

On the basis of the representations, warranties, covenants, and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, Purchaser shall purchase from Sellers, and each Seller shall sell, assign, transfer and deliver to Purchaser, all of the FGE Shares, free and clear of all Liens.  The total consideration to be given by Purchaser in connection with the acquisition of the FGE Shares shall be the sum of the payments and share and warrant issuances described in Section 2.2 below (collectively, the “Purchase Price”).

2.2           Consideration.

2.2.1           Cash Payments at Closing.  The cash payment at Closing shall equal One Million ($1,000,000) Dollars and shall be paid or satisfied at the Closing by wire transfer of immediately available funds to such bank account(s) as Seller shall designate by written notice delivered to Purchaser not later than three (3) business days prior to the Closing. The amount to be paid or issued at Closing to each FGE Shareholder is set forth in Schedule 2.2 hereto.

2.2.2           Securities Payment at Closing. The securities payment at closing shall consist of (i) Five million (5,000,000) shares of Common Stock of Vasomedical; and (ii) a two year common stock purchase warrant covering one million five hundred thousand (1,500,000) shares of common stock of Vasomedical with an initial exercise or purchase price equal to one hundred percent (100%) of the Assigned Value (the “Purchase Warrant”); but in no event shall the Warrant exercise price be less than $.50 nor greater than $1.00 per share.  The amount to be paid or issued at Closing to each FGE Shareholder is set forth in Schedule 2.2 hereto.

2.2.3           Performance Based Securities Payment.  A performance based securities payment of two million (2,000,000) shares of Vasomedical’s common stock will be made in 2012 if net revenue of FGE for the year 2011 meets the Target.  An additional 400,000 shares will be issued to FGE if net revenue of FGE for the year 2011 exceeds the Target by at least thirty (30%) percent.  The performance based securities payment, if any, will be calculated in 2012 following preparation of the audited financial statements of FGE Operating Companies for the year 2011 (the “2011 FGE Financial Statements”).  Performance based shares of common stock of Vasomedical will be issued to the FGE Shareholders as set forth in Schedule 2.2 within fifteen (15) business days following the issuance of 2011 FGE Financial Statements.

2.3           Manner of Delivery of FGE Shares.

At the Closing, Seller shall deliver to Purchaser certificates evidencing the FGE Shares, accompanied by valid stock powers duly executed in blank, in proper form for transfer and in form and substance satisfactory to Purchaser.

2.4	Time and Place of Closing.

The transactions contemplated by this Agreement shall be consummated (the “Closing”) at such place and manner of closing as agreed upon by the parties promptly after the satisfaction or waiver of each of the conditions set forth in Sections 12.2 and 12.3, or on such other date, or at such time or place, as shall be mutually agreed upon in writing by Sellers and Purchaser.  The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

ARTICLE 3 - CERTAIN VASOMEDICAL COVENANTS

3.1           Due Diligence.

Subject to compliance by the parties with the provisions of Section 10.3, from the date hereof until the Closing Date, Vasomedical shall give the FGE Shareholders, their counsel, financial advisers, auditors and other authorized representatives (collectively, “FGE Representatives”) (a) full access to the offices, properties, books and records of Vasomedical and its subsidiaries, (b) such financial and operating data and other information relating to Vasomedical and its subsidiaries as such Persons may reasonably request, and (c)  instruct the employees of Vasomedical and its subsidiaries and Vasomedical’s counsel, financial advisers, auditors and other authorized representatives (collectively, the “Vasomedical Representatives”) to cooperate with the FGE Shareholders and the FGE Representatives in their due diligence investigation of Vasomedical and its subsidiaries, their business, assets, financial condition and other matters.  No investigation by the FGE Shareholders or any of their representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Vasomedical hereunder.

ARTICLE 4 - CERTAIN FGE AND FGE SHAREHOLDER COVENANTS

4.1           Due Diligence.

Subject to compliance by the parties with the provisions of Section 10.3, from the date hereof until the Closing Date, FGE shall give, and the FGE Shareholders shall cause FGE to give, the Vasomedical Representatives (a) full access to the offices, properties, books and records of FGE and any subsidiaries (including the Operating Companies), (b) such financial and operating data and other information relating to FGE and its subsidiaries (including the Operating Companies) as such Persons may reasonably request, and  (c ) instruct the employees of FGE and the  FGE Representatives to cooperate with Vasomedical and the Vasomedical Representatives in their due diligence investigation of FGE and any subsidiaries (including the Operating Companies), their business, assets, financial condition and other matters.  No investigation by Vasomedical or any of the Vasomedical Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by FGE or any FGE Signatory Shareholder hereunder.

4.2           Delivery of Financial Statements.

No less than ten (10) business days prior to the closing, Sellers will cause FGE to deliver to Purchaser audited consolidated financial statements of PJM for the years 2009 and 2010 prepared in accordance with Hong Kong Financial Reporting Standards for Private Entities and audited consolidated financial statements of Operating Companies for the years 2009 and 2010 prepared in accordance with Accounting Standards for Business Enterprises and China Accounting System for Business Enterprises.

ARTICLE 5 –NO REGISTRATION OF VASOMEDICAL SHARES OR WARRANTS

5.1           Compliance with Regulation

Based on the representations by each FGE Shareholder that he or it is not a resident of the United States and that he or it is acquiring Vasomedical Transaction Securities for its own account, has not engaged in any negotiations concerning this transaction in the United States, and has no present intention of distribution set forth in Section 7.18, Vasomedical is issuing the Vasomedical Transaction Securities without registration under the Securities Act in reliance upon the exemption provided by Regulation S.

5.2	Restrictions on Transfer.

The parties acknowledge and agree that none of the Vasomedical Transaction Securities shall be registered under the Securities Act or Blue Sky Laws and are intended to be issued pursuant to an exemption therefrom under Regulation S of the Act or other applicable exemption, shall be  “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act, and may not be resold, offered for resale, transferred, pledged, distributed or otherwise hypothecated unless registered under the Securities Act and applicable Blue Sky Laws or exempt from such registration under the terms of Rule 144 or otherwise, and Vasomedical receives an opinion of counsel satisfactory to Vasomedical in its reasonable discretion to the effect that such registration is not required. Each certificate representing any Vasomedical Transaction Securities, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 AND REGULATION S UNDER THE ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHER-WISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, PROVIDED THAT THE ISSUER OF THESE SECURITIES SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.3           Instructions to Transfer Agent.

Vasomedical shall instruct its transfer agent to annotate the applicable records to reflect the restrictions on transfer contained in this Agreement on the Closing Date with respect to the Vasomedical Purchase Shares, the Purchase Warrant, the shares of common stock of Vasomedical issuable upon exercise of the Purchase Warrant and the Performance Shares (collectively the “Vasomedical Transaction Securities”); and their issuance dates, with respect to any other shares of Vasomedical common stock constituting Vasomedical Transaction Securities.

5.4	Obligation to Participate in the Closing; Closing Procedures.

On the Closing Date, each FGE Shareholder shall tender to the Purchaser for purchase  all shares of FGE Common owned by such Shareholder, and Vasomedical shall issue and deliver to each such FGE Shareholder the number of Vasomedical Purchase Shares set forth in  Schedule 2.2 hereto; and a Purchase Warrant covering the number of shares of Vasomedical Common set forth in Schedule 2.2 hereto.

5.5           Expenses of Transfer and Other Transactions.

Each party shall pay all expenses, including legal and auditing fees, incurred by such party in connection with the execution, delivery and performance of this Agreement and consummation of the Closing and the other transactions contemplated hereby or by the other Transaction Documents.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF VASOMEDICAL

Vasomedical represents and warrants:

6.1	Corporate Existence and Power.

Vasomedical is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

6.2	Certificate of Incorporation and By-laws; Minute Books.

The copies of the certificate of incorporation and by-laws of Vasomedical, each as amended, provided by Vasomedical to FGE are true, correct and complete. The minute books of Vasomedical contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, and true, correct and complete records of all meetings and consents in lieu of meetings of Vasomedical’s stockholders since the time of its organization.  The stock books of Vasomedical are true, correct and complete.

6.3           Status of Purchaser.

The Purchaser is a recently formed limited liability company wholly owned by Vasomedical which has only conducted activities related to the transactions contemplated by this Agreement.

6.4	Corporate Authorization.

The execution, delivery and performance by Vasomedical of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within Vasomedical’s corporate powers and, subject to receipt of the  Vasomedical Board Approval, have been duly authorized by all necessary corporate action.  No vote of the holders of the outstanding shares of Vasomedical Common, or any other securities of Vasomedical is necessary in connection with the consummation of the Closing and the other transactions contemplated hereby to be consummated on the Closing.  Each of this Agreement and the other Transaction Documents constitutes a valid and binding agreement of Vasomedical enforceable against Vasomedical in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

6.5	Vasomedical Board Consent

Subject to the receipt of the Vasomedical Board Approval, the execution, delivery and performance by Vasomedical of this Agreement and each of the other Transaction Documents will be duly authorized by Vasomedical’s Board of Directors and no vote or approval of the shareholders of Vasomedical is required.

6.6           Governmental Authorization.

The execution, delivery and performance by Vasomedical of this Agreement and the other Transaction Documents and the consummation by Vasomedical of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) filing with the SEC of the Closing  Report on Form 8-K with respect to the Closing, (b) compliance with any applicable requirements of Regulation S, and  (c) any other filings,  and/or other approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Vasomedical or materially impair the ability of Vasomedical to consummate the transactions contemplated by this Agreement.

6.7	Non-Contravention.

The execution, delivery and performance by Vasomedical of this Agreement and the other Transaction Documents and the consummation by Vasomedical of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of Vasomedical, (b) assuming compliance with any matters referred to in the opinion of BVI counsel and PRC counsel referenced in Sections 12.2.3 and 12.2.4 violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Vasomedical or to a loss of any benefit to which Vasomedical is entitled under any provision of any agreement or other instrument binding upon Vasomedical or any Governmental Permit, or other similar authorization affecting, or relating in any way to, the assets or business of Vasomedical, or (d) result in the creation or imposition of any Lien or Encumbrance on any asset of Vasomedical except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on Vasomedical or materially impair the ability of Vasomedical to consummate the transactions contemplated by this Agreement.

6.8	Capitalization; Validity of Securities.

As of the date hereof, the authorized capital stock of Vasomedical consists of (i) 1,000,000 shares of preferred stock of which 314,649 shares are outstanding as of the date hereof and (ii) 250,000,000 shares of Vasomedical Common, of which 117,078,704 are issued and outstanding as of May 31, 2011 and there are  no other outstanding securities of Vasomedical.  All outstanding shares of capital stock and other securities of Vasomedical have been duly authorized and validly issued and are fully paid and non-assessable. The Vasomedical Transaction Securities, when issued, sold and delivered, will be duly and validly issued, fully-paid, and non-assessable.

6.9	SEC Filings.

6.9.1
Vasomedical has delivered to FGE for delivery to the FGE shareholders (i) Vasomedical’s Annual Report for its 2009 and 2010 fiscal years, (ii) all proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Vasomedical since January 1, 2009 and (iii) all other reports, statements, schedules and registration statements filed by Vasomedical with the SEC since January 1, 2009 (all of the documents referred to in this Section collectively, the “Vasomedical SEC Filings”).

6.9.2
As of its filing date, each Vasomedical SEC Filing complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

6.10	Financial Statements.

The audited consolidated financial statements and unaudited consolidated condensed interim financial statements of Vasomedical included in the SEC Filings fairly present, in conformity with GAAP (except, as to application on a consistent basis, as may be indicated in the notes thereto), the consolidated  financial position of Vasomedical as of the dates there of and the  results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).  For purposes of this Agreement, “Vasomedical Balance Sheet” means the audited balance sheet of Vasomedical as of May 31, 2010 set forth in Vasomedical’s Annual Report for the period ended May 31, 2010 on Form 10-K, as filed with the SEC and “Vasomedical Balance Sheet Date” means May 31, 2010.

6.11	Absence of Certain Changes.

Since the Vasomedical Balance Sheet Date, the business of Vasomedical has been conducted in the ordinary course consistent with past practices and there has not been, except as set forth in any SEC Filing made between the Balance Sheet Date and the date hereof any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on Vasomedical.

6.12	Compliance with Laws and Court Orders.

Except as set forth in any SEC Filing made between the Balance Sheet Date and the date hereof, Vasomedical is and has been in compliance with, and to the best knowledge of Vasomedical, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, including, without limitation, the requirements of the Exchange Act, the Securities Act, ERISA or any federal labor laws except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Vasomedical.

6.13	Litigation.

Except as set forth in any SEC Filings made between the Vasomedical Balance Sheet Date and the date hereof, there is: (a) no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Vasomedical, threatened, against or affecting the business of Vasomedical, or challenging the validity or propriety of the transactions contemplated by this Agreement or any of the other Transaction Documents, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Vasomedical, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Vasomedical; and (c) Vasomedical has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business. The disclosure in such SEC Filings with respect to any matters covered by this Section 6.13 are true, correct and complete in all material respects on the dates when made and on the date hereof and do not contain any misstatement of any related material fact or omit to state any such material fact required to be stated therein in order to make the statements contained therein not misleading.

6.14	Taxes.

Except as set forth in the Vasomedical Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on Vasomedical, (a) all tax returns, statements, reports and forms (collectively, the “Vasomedical Returns”) required to be filed with any taxing authority by, or with respect to, Vasomedical and each affiliated, combined, consolidated or unitary group of which Vasomedical is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) Vasomedical has timely paid all taxes shown as due and payable on the Vasomedical Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Vasomedical Balance Sheet) and, as of the time of filing, the Vasomedical Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Vasomedical; (c) Vasomedical has made adequate provision in accordance with GAAP for all taxes payable by Vasomedical for which no Vasomedical Return has yet been filed; (d) the charges, accruals and reserves for taxes with respect to Vasomedical reflected on the Vasomedical Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Vasomedical in respect of any tax where there is a reasonable possibility of an adverse determination; (f) Vasomedical is not and has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Vasomedical was the common parent.

6.15	Employee Benefit Plans.

Except as set forth in the Vasomedical SEC Filings, Vasomedical does not maintain, nor has Vasomedical maintained in the past, any “employee benefit plans” (as defined in Section 3(3) of ERISA, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of Vasomedical, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with Vasomedical, any entity required to be aggregated in a controlled group or affiliated service group with Vasomedical for purposes of ERISA or the Code (including, without limitation, under Section 414(b), ( c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time (“Benefit Plans”).

6.16	Environmental Matters.

Except as set forth in the Vasomedical SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a Material Adverse Effect on Vasomedical:

6.16.1
no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Vasomedical, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

6.16.2	Vasomedical is and has been in compliance with all Environmental Laws and all Environmental Permits; and

6.16.3
There are no liabilities of or relating to Vasomedical of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

6.16.4	The terms “Vasomedical” shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Vasomedical.

ARTICLE 7 - REPRESENTATION AND WARRANTIES OF FGE AND THE FGE SHAREHOLDERS

FGE and the FGE Shareholders, jointly and severally represent and warrant (except that no FGE PJM Shareholder makes any representation as to GenTone and its subsidiaries, and no FGE GenTone Shareholder makes any representation as to PJM and its subsidiaries) except as otherwise set forth herein or in the FGE Disclosure Schedule:

7.1	Existence and Power.

Each Operating Company and GenTone is a limited liability company duly formed, validly existing and in good standing under the laws of the People’s Republic of China and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted.  Each of FGE and PJM is a limited liability company duly formed, validly existing and in good standing under the laws of the British Virgin Islands, and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted.

7.2           Certificate of Incorporation and By-laws; Minute Books.

The copies provided to Vasomedical by FGE of its certificate of formation and operating agreement are true, correct and complete copies thereof, each as amended to date.  The minute books of FGE contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization.  The ownership records of FGE are true, correct and complete.

7.3	Authorization.

The execution, delivery and performance by FGE of this Agreement and the other Transaction Documents and the consummation by FGE of the transactions contemplated hereby and thereby are within FGE’s powers and have been duly authorized by all necessary corporate and shareholder action of FGE.   This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of FGE, enforceable against FGE in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of each FGE Shareholder, enforceable against each such FGE Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

7.4	Governmental Authorization.

The execution, delivery and performance by FGE and  each FGE Shareholder of this Agreement and the other Transaction Documents to be executed by FGE and the FGE Shareholders and the consummation by FGE and the FGE Shareholders of the transactions contemplated hereby or thereby involving FGE and the FGE Shareholders require no action by or in respect of, or filing with, any Governmental Authority and any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on FGE or materially impair the ability of FGE or any of the FGE Shareholders to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

7.5	Non-Contravention.

The execution, delivery and performance by FGE and the FGE Shareholders of this Agreement and the other Transaction Documents and the consummation by the FGE Shareholders of the Closing and the other transactions involving the FGE Shareholders contemplated hereby or thereby do not and will not (a) violate the formation documents of FGE, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of FGE or a loss of any benefit to which FGE is entitled under any provision of any agreement or other instrument binding upon FGE or any Operating Company or any Governmental Permit or other similar authorization affecting, or relating in any way to, the assets or business of FGE or any Operating Company, or (d) result the creation or imposition of any Lien or Encumbrance on any asset of FGE or any Operating Company except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on FGE or any of the Operating Companies or materially impair the ability of the FGE Shareholders to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

7.6	Capitalization; Validity of Securities.

As of the date hereof, the authorized capital stock of FGE is fifty thousand (50,000) shares, and as of the date hereof, two (2) shares are outstanding.  All outstanding shares of capital stock of FGE have been duly authorized and validly issued and are fully paid and non-assessable.  Except as set forth in this Agreement, there are no outstanding (a) shares of capital stock or voting securities of FGE, (b) securities of FGE convertible into or exercisable or exchangeable for shares of capital stock or voting securities of FGE or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from FGE or other obligation of FGE to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of FGE. There are no outstanding obligations of FGE to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. The shares of FGE Common, when transferred and delivered pursuant to the terms of this Agreement, will be duly and validly issued, fully-paid, and non-assessable.  The assignments, endorsements, stock powers and other instruments of transfer to be delivered by each Seller to the Purchaser at the Closing will be sufficient to transfer such Seller’s entire interest, legal and beneficial, in such shares of FGE Common.  Each FGE Shareholder has full power and authority to transfer its shares of FGE Common and upon transfer to the Purchaser of the instruments representing such shares, Purchaser will receive good and marketable title to such shares, free and clear of all Liens and Encumbrances.

7.7	Subsidiaries.

FGE does not as of the date hereof own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity other than those of PJM, GenTone and the Operating Companies.

7.8	Financial Statements; Absence of Certain Changes.

Schedule Section 7.8 includes an income statement and balance sheet for each of the years 2009 and 2010 of LET (“LET Statements”).

Schedule Section 7.8 includes an income statement and balance sheet of BIOX for each of the years 2009 and 2010 (“BIOX Statements”).

Schedule Section 7.8 includes an income statement and balance sheet of Litone for each of the years 2009 and 2010 (“Litone Statements” and collectively with the LET Statements and the BIOX Statements “the Existing Operating Company Statements”). The Existing Operating Company Statements are complete and correct in all material respects, fairly present the results of operations for the operating companies for the periods involved, have been prepared in accordance with generally accepted accounting principles consistently applied in the PRC and have been expressed in United States dollars in conformity with prevailing exchange rates for the periods involved.

Except as otherwise set forth in Schedule Section 7.8 and the FGE Disclosure Schedule or required by the terms of this Agreement or any of the other Transaction Documents, since December 31, 2010 (“FGE Balance Sheet Date”), the business of FGE and its subsidiaries (including the Operating Companies) has been conducted in the ordinary course consistent with past practices and there has not been:

7.8.1	any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on FGE, or any of the Operating Companies;

7.8.2	any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of FGE;

7.8.3	any amendment of any material term of any outstanding security of FGE or any of its subsidiaries;

7.8.4
any incurrence, assumption or guarantee by FGE or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

7.8.5	any creation or other incurrence by FGE or any of its subsidiaries of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

7.8.6
any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions made in the ordinary course consistent with past practices;

7.8.7
any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of FGE or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on FGE, or any of the Operating Companies;

7.8.8
any transaction or commitment made, or any contract or agreement entered into, by FGE or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by FGE or any of its subsidiaries of any contract or other right, in either case, material to FGE and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

7.8.9
any (i) grant of any severance or termination pay to any current or former director, officer or employee of FGE or any of its subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Vasomedical or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of FGE or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of FGE or any of its subsidiaries; or

7.8.10
any material dispute or, with any officer, director or employee of FGE or any subsidiary; or any tax election or any settlement or compromise of any tax liability, in either case that is material to FGE and its subsidiaries, taken as a whole.

7.9	No Undisclosed Material Liabilities.

As of the date hereof, there are no liabilities of FGE or any of its subsidiaries including the Operating Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

7.9.1	liabilities or obligations provided for in the Existing Operating Company Statements or disclosed in the notes thereto;

7.9.2	other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on FGE, or any subsidiary;

7.9.3	liabilities or obligations under this Agreement; and

7.9.4	liabilities or obligations described in this Agreement or in Section 7.9 of the FGE Disclosure Schedule.

7.10	Compliance with Laws and Court Orders.

FGE and each of its subsidiaries, including the Operating Companies, is and has been in compliance with, and to the best knowledge of FGE and the FGE Shareholders, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on FGE, or any subsidiary.

7.11	Litigation.

There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of FGE and the FGE Shareholders, threatened, against or affecting the business of FGE or any Operating Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of FGE, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period  preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of FGE or any Operating Company; and (c)  FGE and each Operating Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

7.12	Finder’s Fee.

There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of FGE or any of its subsidiaries (including the Operating Companies) who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

7.13	Taxes.

Except as would not, individually or in the aggregate, have a Material Adverse Effect on FGE or any Operating Company, (a) all tax returns, statements, reports and forms (collectively, the “FGE Returns”) required to be filed with any taxing authority by, or with respect to, FGE and its subsidiaries (including the Operating Companies) and each affiliated, combined, consolidated or unitary group of which FGE is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) FGE and its subsidiaries have timely paid all taxes shown as due and payable on the FGE Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Existing Operating Company Statements) and, as of the time of filing, the FGE Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of FGE and its subsidiaries; (c) the charges, accruals and reserves for taxes with respect to FGE and its subsidiaries reflected on the Existing Operating Company Statements are adequate to cover the tax liabilities accruing through the date thereof; and (d) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to FGE or any of its subsidiaries (including the Operating Companies) in respect of any tax where there is a reasonable possibility of an adverse determination.

7.14	Employee Benefit Plans.

Except for withholding and match requirements under applicable laws and regulations, FGE and the Operating Companies do not maintain, nor has FGE or any Operating Company maintained in the past, any “employee benefit plans”, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of FGE or any Operating Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with FGE or any Operating Company, any entity required to be aggregated in a controlled group or affiliated service group.

7.15	Environmental Matters.

Except as would not, individually or in the aggregate, have a Material Adverse Effect on FGE or any Operating Company: (a) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of FGE, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law; and (b) there are no liabilities of or relating to FGE or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

7.16 Intellectual Property.

Schedule Section 7.16 hereto sets forth a true and complete list of all (i) Trademarks, (ii) Patent Rights, (iii) Copyrights, and (iv) License Rights held by FGE or any of its subsidiaries, including the Operating Companies.  All Trademarks, Patent Rights, Copyrights, License Rights and Trade Secrets of FGE that are owned by FGE or the Operating Companies are owned free and clear of any and all licenses, liens, claims, security interests, charges or other encumbrances or restrictions of any kind, except as reflected on Schedule Section 7.16, and no licenses for the use of any of such rights have been granted by FGE or any subsidiary to any third parties, except as reflected in Schedule Section 7.16 attached hereto.  All of such rights are valid, enforceable and in good standing and are reasonably sufficient and appropriate for the conduct of the business of FGE or any of its subsidiaries, including the Operating Companies as currently and proposed to be conducted.  The consummation of the other transactions contemplated hereby will not adversely affect any rights of FGE or any of its subsidiaries, including the Operating Companies in the Intellectual Property of FGE or any of its subsidiaries, including the Operating Companies.  To the knowledge of FGE and the Operating Companies, the operation of FGE and the Operating Companies does not infringe in any way on or conflict with any registered or unregistered patent, trademark, trade name, copyright, trade secret, contract, license or other right, of any person, and FGE and the Operating Companies do not license any such right from others except as set forth on Schedule Section 7.16.  No claim is pending or to the knowledge of FGE and the FGE Shareholders, threatened or has been made within the past five (5) years, to the effect that any such infringement or conflict has occurred.  No other Intellectual Property, other than the Intellectual Property owned or licensed by the Operating Companies, is required by their business as conducted prior to the date hereof.  No Operating Company has any knowledge of any infringement by any third parties upon any of the Intellectual Property of such Operating Company.

7.17	Beneficial Ownership of FGE Shareholders.

The FGE Shareholder owns, in the aggregate, 100% of the shares of FGE Common issued and outstanding on the date hereof.  The FGE Shareholders shall not offer, sell, transfer, pledge, assign or otherwise dispose of any of their shares of FGE Common or securities convertible into or exchangeable for FGE Common from the date hereof until the earlier of (a) termination of this Agreement and (b) effectuation of the Closing and related transactions.

7.18	Investment Representations.

7.18.1
Each FGE Shareholder will be acquiring Vasomedical Purchase Shares and any other Vasomedical Transaction Securities for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

7.18.2	Each FGE Shareholder is a citizen and resident of a country other than the United States.

7.18.3
Each FGE Shareholder understands, that the offer and sale of the Vasomedical Purchase Shares and any other Vasomedical Transaction Securities have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereunder thereof, and that Vasomedical’s reliance on such exemption is predicated on such Seller’s representations set forth in Sections 7.18.1 and 7.18.2 hereof.

7.18.4	Each FGE Shareholder acknowledges that such Person can bear the economic risk of an investment in the Vasomedical Purchase Shares and other Vasomedical Transaction Securities.

ARTICLE 8 - COVENANTS OF VASOMEDICAL PENDING CLOSING.

Vasomedical covenants that, except as otherwise provided in this Agreement, from the date hereof until the first to occur of the Closing Date and the Termination Date:

8.1	Preservation.

Vasomedical shall:

8.1.1	maintain its corporate existence in good standing; and

8.1.2    preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of  Vasomedical’s current officers and employees, to preserve the goodwill of those  having business relations with Vasomedical, and perform all contracts to which Vasomedical is a party.

8.2	Reservation of Shares of Vasomedical Common.

Prior to the Closing, Vasomedical shall have reserved for issuance pursuant to this Agreement the number of shares of Vasomedical Common sufficient to meet all of Vasomedical’s obligations hereunder.

ARTICLE 9 - COVENANTS OF FGE AND FGE SHAREHOLDERS PENDING CLOSING.

FGE and the FGE Shareholders, as applicable, covenant and agree that except as otherwise provided in this Agreement, from the date hereof until the first to occur of the Closing Date and the Termination Date:

9.1	Preservation.

FGE shall and the FGE Shareholders shall cause FGE to:

9.1.1	maintain its corporate existence and that of its subsidiaries in good standing;

9.1.2
cause each Operating Company to preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of its current employees and managers all contracts to which each Operating Company is or becomes a party;

9.1.3	maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

9.1.4	notify Purchaser immediately of any litigation or other proceeding in which any of the Operating Companies, FGE or any of their executive officers or managers is named as a defendant or respondent.

9.2	Negative Covenants.

FGE shall not, and the FGE Shareholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, do or propose to do or vote their shares of FGE Common Shares or otherwise consent to any of the following:

9.2.1	amend or otherwise modify FGE’s governing documents;

9.2.2
issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or imposition of any Lien or Encumbrance on, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of capital stock of FGE or any security convertible into or exercisable for any such securities, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding  capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

9.2.3	declare, set aside, make or pay any dividend or other distribution to any FGE Shareholder in respect of any class of capital stock of FGE;

9.2.4	as to FGE and each Operating Company, redeem, purchase or otherwise acquire any of its outstanding securities;

9.2.5
increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer of FGE or an Operating Company, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee or consultant or agent of FGE or an Operating Company, except pursuant to existing agreements;

9.2.6
adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or hire any employees as to FGE and each Operating Company;

9.2.7
terminate or modify any contract, other than in the ordinary course of business consistent with past practice, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract as to FGE and each Operating Company;

9.2.8
as to FGE and each Operating Company, create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of seventy-five thousand dollars ($75,000), other than indebtedness incurred in the ordinary course of business consistent with past practices;

9.2.9	cancel, compromise, release or waive any material receivable, claim or right of FGE or any Operating Company;

9.2.10	as to FGE and each Operating Company, adopt accounting principles or practices other than as required by GAAP or SEC accounting rules or as may be recommended by FGE’s auditors;

9.2.11
permit FGE or any subsidiary including any Operating Company to make any loan or advance to any person or acquire any capital stock or other securities, or ownership interest in or any material amount of assets, of any other business enterprise, or make any material capital investment or expenditure or capital improvement other than in the ordinary course of business, consistent with past practice;

9.2.12	adopt any plan of dissolution or liquidation as to FGE or any subsidiary including any Operating Companies;

9.2.13	settle or compromise any Tax liability or agree to the extension of any statute of limitations as to FGE or any subsidiary including any Operating Companies;

9.2.14
take any action that would render any of the representations or warranties of FGE contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth herein), or cause FGE or any FGE Shareholder to breach or fail to satisfy or comply with any covenant, condition or agreement of FGE or any FGE Shareholder contained herein or in any of the other Transaction Documents in any material respect.

9.3	Access and Information.

FGE shall comply with the provisions of Section 4.1.

ARTICLE 10 - CERTAIN COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING

10.1           Covenants of FGE Shareholders

Each FGE Shareholder acknowledges and agrees that except for the transfer of securities contemplated by this Agreement, such Shareholders may not offer, sell, transfer, pledge, assign, hypothecate or otherwise dispose of their respective securities of FGE (whether held on the date hereof or acquired at any time from the date hereof through the Closing Date) until the transfer shall have been effected.

10.2	Initial 8-K.

Upon execution and delivery of this Agreement,  if required, Vasomedical shall prepare and cause its counsel to prepare and  provide to the FGE Shareholders and their counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to such execution and delivery (the “Initial 8-K”). FGE Shareholders and their counsel shall provide Vasomedical and its counsel with any comments on the Initial 8-K no later than one business day prior to the due date for filing same with the SEC, provided that the FGE Shareholders and their counsel shall have received a draft of same no later than three (3) business days prior to such due date.  FGE and the FGE Shareholders shall provide Vasomedical with such information as Vasomedical may reasonably request in connection with the preparation of the Initial 8-K.

10.3	Confidentiality.

Each of the parties covenants and agrees to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from Vasomedical or FGE pursuant to this Agreement or otherwise, and agrees to use the same only for the purposes of this Agreement but without disclosing the same to any party except as provided below, without Vasomedical’s prior written consent; provided that the terms of this Section 10.3 shall not extend to any such information that: (a) is already publicly known; (b) has become publicly known without any fault of the disclosing party or anyone to whom FGE or Vasomedical has made disclosure in compliance with the terms of this Section 10.3; or ( c)  is required to be disclosed to any Governmental Authority as a result of operation of law, regulation, or court order; provided, however, that party wishing to make any disclosure pursuant to this clause ( c)  shall have first given prompt written notice, if permitted, of such requirement to FGE and Vasomedical and cooperates with Vasomedical and FGE to restrict such disclosure and/or obtain confidential treatment thereof.  The foregoing notwithstanding, each of FGE and Vasomedical may disclose such information to its Affiliates and its directors, officers and employees and representatives or the directors, officers, employees and representatives of any of its Affiliates that have a need to know such information (collectively, the “FGE Parties” and the “Vasomedical Parties,” respectively); provided that FGE or Vasomedical, as the case may be, informs such Persons of the restrictions set forth in this Section 10.3 with respect to such information and such Persons agree to comply with the provisions of this Section 10.3.  Each of FGE and Vasomedical further agrees to give prompt notice to the other of any disclosure made by any of the FGE Parties or the Vasomedical Parties, respectively, in breach of this Section 10.3, to the extent FGE or Vasomedical, respectively, has knowledge of such disclosure; provided that FGE or Vasomedical, respectively, shall have no liability for losses incurred by the other party or any of its Affiliates or their respective officers, directors, stockholders, employees, or representatives solely as the result of the failure by Vasomedical or FGE, respectively, following its actual receipt of notice from FGE or Vasomedical, respectively, of disclosure of information in breach of this Agreement, to make prompt public disclosure of the information so disclosed.

10.4	Standstill Agreement.

Except as otherwise provided in this Agreement, the parties agree that the following affirmative and negative covenants apply between the date hereof and the first to occur of (a) the Closing Date and (b) termination of this Agreement (the “Standstill Agreement”):

10.4.1
Except for discussions with Vasomedical and the Purchaser, neither FGE nor any of the FGE Shareholders shall discuss or negotiate with any other Person, or entertain or consider any inquiries, or proposals relating to any the possible issuance of any capital stock or other securities of FGE or FGE’s acquisition by another Person, whether through an exchange of securities, stock or asset acquisition, merger, consolidation or otherwise; and FGE shall, and the FGE Shareholders shall cause FGE and the subsidiaries including the Operating Companies to, conduct business only in the ordinary course.

10.5	Notification as to Certain Events.

Each party shall promptly notify the others of (a) the occurrence or non-occurrence of any fact or event of which such party has knowledge that would be reasonably likely (I) to cause any representation or warranty of such party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect any of the representations or warranties of such party, or the right of the other party to rely thereon, or the conditions to the obligations of the parties, or the remedies available hereunder, except as otherwise provided in Section 10.5. The parties shall give prompt notice to the other parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

10.6	Reasonable Efforts; Further Action.

Upon the terms and subject to the conditions contained herein, each of the parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

10.7 Closing Report.

Prior to Closing, Vasomedical shall prepare and cause its counsel to prepare and  provide to FGE Shareholders and their counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to the consummation of the transactions contemplated by this Agreement (the “Closing Report”).  FGE and its counsel shall provide Vasomedical and its counsel with any comments on the draft of the Closing Report no later than three (3) business days prior to the due date for filing same with the SEC, provided that FGE  and its counsel shall have received a draft of same no later than five (5) business days prior to such due date.  FGE Shareholders and FGE shall provide Vasomedical with such information as Vasomedical may reasonably request in connection with the preparation of the Closing Report.  FGE and Vasomedical shall, and shall cause their respective auditors to, cooperate in the preparation of the financial statements required to be filed with or as an amendment to the Closing Report (the “Exchange Financial Statements”).

10.8	Additional Filings.

The parties shall cooperate with respect to all other filings, applications and notices required to be submitted to any Governmental Authorities and other Persons, or necessary or proper to carry out the transactions contemplated by any of the Transaction Documents.

10.9	Lock-Up.

Each FGE Shareholder agrees not to offer, sell, transfer, assign pledge, hypothecate or otherwise dispose of (a) the Vasomedical Purchase Shares and Purchase Warrants such shareholder receives in the Closing for a period commencing on the date on which such holder receives such securities at the Closing and continuing until the first anniversary of the Closing Date; and (b) any Vasomedical Performance Shares such shareholder receives in 2012 for a period commencing on a date on which such Shareholder receives such securities and continuing until the first anniversary of its receipt (the “Lock-Up”).

ARTICLE 11 - DELIVERIES AT CLOSING

11.1	Vasomedical Deliveries. Vasomedical shall deliver to FGE and the FGE Shareholders at the Closing:

11.1.1	certificates representing the Vasomedical Purchase Shares and the Vasomedical Warrant for transfer;

11.1.2
a certificate of an executive officer of Vasomedical certifying that the representations and warranties of Vasomedical contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates) and that Vasomedical has satisfied all of the conditions to Closing which it is required to satisfy pursuant to this Agreement;

11.1.3	a copy of a certificate of good standing for Vasomedical issued not more than five (5) days prior to Closing by the Delaware Secretary of State; and

11.1.4
a certificate of the Secretary of Vasomedical certifying as to the incumbency and signatures of the officer of Vasomedical executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the Vasomedical Board Approval.

11.2	FGE Deliveries.

FGE and the FGE Shareholders shall deliver to Vasomedical and the Purchaser at Closing:

11.2.1	certificates representing their shares of FGE Common or other evidence of issuance and ownership thereof duly endorsed for transfer;

11.2.2	certificate of each FGE shareholder as to his status as a foreign citizen in compliance with Regulation S requirements;

11.2.3
a certificate of an executive officer of FGE certifying that the representations and warranties of FGE contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates) and that FGE has satisfied all of the conditions to Closing which it is required to satisfy pursuant to this Agreement;

11.2.4	a copy of a certificate of incumbency confirming good standing of FGE, or a similar document, issued not more than ten (10) days prior to Closing by the Registered Agent of FGE; and

11.2.5
a certificate of the Secretary of FGE certifying as to the incumbency and signatures of the officers of FGE executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the certificates of formation and operating agreement of FGE and Operating Companies, each as amended to the Closing Date.

ARTICLE 12 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

12.1           Conditions Precedent to Obligations of All Parties.

The obligations of the parties to consummate the Closing and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

12.1.1
All required approvals of or consents to this Agreement by any Governmental Authority applicable to Vasomedical and the Purchaser acquiring the FGE Shares  shall have been obtained which may be legally obtained on or before the Closing Date.

12.2	Conditions Precedent to Obligations of Vasomedical and Purchaser.

The obligations of Vasomedical and Purchaser to consummate the Closing and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

12.2.1
Each of FGE and the FGE Shareholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it or them prior to the Closing Date;

12.2.2
the respective representations and warranties of FGE and the FGE Shareholders contained in this Agreement and in any certificate or other writing delivered by FGE or any such FGE Shareholder pursuant to this Agreement shall be true at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true as of such other date or dates, respectively, and Vasomedical shall have received a certificate signed by an executive officer of FGE and by the FGE Shareholders to the foregoing effect;

12.2.3
Vasomedical and the Purchaser shall have received an opinion of counsel in the British Virgin Islands satisfactory to Vasomedical and the Purchaser with respect to such matters of British Virgin Islands law as they shall request pertaining to FGE and the acquisition of the FGE Shares;

12.2.4
Vasomedical and the Purchaser shall have received an opinion of counsel in the  PRC with respect to such matters of PRC law as they shall request pertaining to the ownership and operations of the FGE subsidiaries including Operating Companies (including, without limitation, the effectiveness of the agreement providing GenTone with control of each of BIOX and Litone) and the absence of any action required in the PRC (other that action already taken by Vasomedical) as a consequence of Vasomedical and the Purchaser acquiring through ownership of FGE, control of the Operating Companies and such other matters as they may request;

12.2.5
Vasomedical and the Purchaser shall each be satisfied, in its sole judgment, that the consolidated financial statements of FGE for 2009, 2010 and 2011 are auditable so as to be in compliance with generally accepted accounting principles of the United States consistently applied (“GAAP”).

12.2.6	Vasomedical and the Purchaser shall have received confirmation of the authority and genuineness of signatures of each of the FGE Shareholders; and

12.2.7	Vasomedical or FGE shall have entered into written employment agreements satisfactory to Vasomedical and Purchaser with the persons set forth on Schedule 12.2.7.

12.2.8	There shall have not occurred any material adverse changes in the business or financial condition of FGE or any subsidiary including an Operating Company between the date hereof and the Closing Date.

12.3	Conditions to Obligations of FGE and the FGE Shareholders.

The obligations of FGE and the FGE Shareholders to consummate the Closing and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, any of which may be waived by FGE and the FGE Shareholders:

12.3.1
Each of Vasomedical and the Purchaser shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing or the Closing Date;

12.3.2
the respective representations and warranties of Vasomedical and the Purchaser contained in this Agreement and in any certificate or other writing delivered by Vasomedical or the Purchaser to FGE Shareholders pursuant to this Agreement shall be true at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true as of such other date or dates, respectively, and the FGE Shareholders shall have received a certificate signed by an executive officer of Vasomedical  to the foregoing effect;

12.3.3	there shall have occurred no Material Adverse Changes in the business or financial condition of Vasomedical between the date hereof and the Closing Date.

ARTICLE 13 -TERMINATION

13.1           Right to Terminate.

This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned at any time prior to the Closing Date without liability to either party, except as specified below in this Section 13.1.1:

13.1.1	by mutual written agreement of Vasomedical and FGE;

13.1.2	in the event Vasomedical’s due diligence review discloses information which in Vasomedical’s sole judgment makes it not advantageous to engage in the contemplated transactions;

13.1.3
by Vasomedical or any FGE Shareholder if (a) any provision of any applicable law or regulation prohibits the consummation of the Closing, or (b) any judgment, injunction, order or decree of a court of competent jurisdiction that prohibits the consummation of the Closing is entered and shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to the foregoing provisions of paragraph (b) of this Section 13.1.3 shall have used its reasonable best efforts to remove any such injunction, order or decree.

13.1.4
by Vasomedical if: (i) any of the conditions precedent to the obligations of Vasomedical set forth in Section 12.2 hereof shall not have been satisfied in any material respect by the Closing Date or any other date prior to the Closing provided herein for satisfaction thereof; or (ii) if, on or prior to the Closing Date, the due diligence review by Vasomedical or its representatives of the books and records of FGE and the Operating Companies reveals a material breach of any of the representations and warranties of FGE or any FGE Shareholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the financial condition or results of operations of FGE or any subsidiary including each Operating Company, unless such change is reflected herein or in the FGE Disclosure Schedule.

13.1.5
by any FGE Shareholder (i) if any of the conditions to the obligations of the FGE Shareholders set forth in Section 12.3  hereof shall not have been satisfied in any material respect by the Closing Date or any other date prior to the Closing provided herein for satisfaction thereof; or  (ii) if, on or prior to the Closing Date, the due diligence review by the FGE Shareholders or its representatives of Vasomedical’s books and records reveals a material breach of any of the representations and warranties of Vasomedical contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the business or financial condition or results of operations of Vasomedical from those as presented in the Vasomedical  Annual Report and the Vasomedical 10-Q for the period ended February 28, 2011.

13.1.6	By Vasomedical or any FGE Shareholder if the Closing has not occurred by August 31, 2011.

13.2           Termination Notice; Termination Date.

Any party may exercise its right under this Section 13 to terminate this Agreement by giving notice thereof in writing to each of the other parties (the “Termination Notice”). This Agreement shall terminate on the date on which the first Termination Notice shall have been given by a FGE Shareholder or Vasomedical pursuant to Section 13.1 (the “Termination Date”).

13.3	Effects of Termination.

In the event of termination of this Agreement pursuant to this Section 13 (“Termination”), each of the parties hereby expressly waive their rights to recover all other damages, fees, costs, and expenses, including incidental, consequential and punitive damages, from any of the other parties as a result of any termination of this Agreement; provided, however, that:  If either FGE or Vasomedical terminates this Agreement in bad faith, the non-terminating party shall be entitled to recover reasonable attorneys’ and auditors’ fees, costs and expenses expended in connection with the Closing.  Effective as of the Termination Date, this Agreement shall forthwith become void and of no further force or effect, except for (i) the obligations set forth in this Section 13.3; and (ii) the obligations of confidentiality set forth in Section 10.3 hereof, which shall survive termination of this Agreement.

ARTICLE 14 - NATURE AND SURVIVAL OF REPRESENTATIONS

All representations, warranties and covenants of the parties contained herein or in any certificate or other instrument delivered by or on behalf of any of the parties pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by such party, respectively, and shall survive the Closing for a period of three (3) years, and the covenants of the parties hereto shall survive the Closing for a period of three (3) years.

ARTICLE 15 - INDEMNIFICATION

15.1	General.

From and after the Closing, the parties shall indemnify each other as provided in this Section 15.  For the purposes of this Section 15, all representations and warranties in this Agreement made by any party to this Agreement, shall be deemed to have been made at and as of the Closing.

15.2	FGE Shareholder’s Indemnification Obligations.

Each FGE Shareholder shall indemnify and hold harmless Vasomedical the Purchaser, its Affiliates and their respective officers, directors, shareholders, members, managers, successors and permitted assigns (each a “Purchaser Indemnitee” and collectively, the “Purchaser Indemnitees”) from and against all Damages sustained or incurred by any Purchaser Indemnitee as a result of or arising out of or by virtue of:

15.2.1           any inaccuracy in or breach of any representation or warranty made by each FGE Shareholder or FGE herein or in any Transaction Document delivered to Vasomedical or Purchaser in connection herewith;

15.2.2           any breach of, or failure to comply with, any of the covenants or obligations under this Agreement or any other Transaction Document to be performed by a FGE Shareholder or FGE (including, without limitation, its obligations under this Section 15);

15.3	Limitation on FGE’s Shareholder Indemnification Obligations.

15.3.1           No FGE Shareholder shall be liable to the Purchaser Indemnitees with respect to any claims for indemnification under Section 15.2 unless the aggregate amount of Damages is in excess of fifty thousand dollars ($50,000) (the “Indemnification Threshold”).  Once the Indemnification Threshold has been met, FGE Shareholders shall then be liable for all Claims in excess of the Indemnification Threshold excluding such Claims as were aggregated to reach the Indemnification Threshold.

15.3.2           The maximum amount for which any FGE Shareholder shall be liable to the Purchaser Indemnitees under this Agreement for indemnification Claims under this Section 15 is one hundred percent (100%) of the Purchase Price paid or to be paid to such FGE Shareholder (the “Indemnification Limit”).

15.3.3           Each FGE Shareholder’s representations and warranties, and each FGE Shareholder’s obligation to indemnify the Purchaser Indemnitees under Section 15.2, shall survive the Closing and will remain in effect until the date that is three (3) years after the Closing Date with respect to any failure on the part of FGE or FGE Shareholders to perform any covenants or agreements set forth herein, or any breach by FGE or any FGE Shareholder of any of the representations and warranties made in Section 7.  Notwithstanding the foregoing, an FGE Shareholder’s representations, warranties and obligation to indemnify the Purchaser Indemnitees under Section 15.2 with respect to any pending Claim for indemnification shall survive and remain in effect until such pending Claim is finally resolved.

15.4	Vasomedical’s Indemnification Obligations.

Vasomedical shall indemnify, and hold harmless each FGE Shareholder and its successors and assigns (“Seller Indemnitees”) from and against and from all Damages sustained or incurred by any Seller Indemnitee as a result of or arising out of or by virtue of:

15.4.1
any inaccuracy in or Breach of any representation and warranty made by Vasomedical or Purchaser to an FGE Shareholder herein or in any Transaction Document delivered to Seller in connection herewith; or

15.4.2
any Breach by Vasomedical or Purchaser of, or failure by Vasomedical or Purchaser to comply with, any of the covenants or obligations under this Agreement or in any Transaction Document to be performed by Vasomedical or Purchaser (including, without limitation, its obligations under this Section 15).

15.5	Limitations on Vasomedical’s Indemnification Obligations.

15.5.1
Vasomedical shall not be liable to Seller Indemnitees with respect to any Claim for indemnification under Section 15 unless the aggregate amount of Damages is in excess of the Indemnification Threshold.  Once the Indemnification Threshold has been met, Vasomedical shall then be liable for all Claims in excess of the Indemnification Threshold excluding such Claims as were aggregated to reach the Indemnification Threshold.

15.5.2	The maximum amount for which Vasomedical shall be liable to Seller Indemnitees under this Agreement is the Indemnification Limit.

15.5.3
Vasomedical’s representations and warranties, and Vasomedical’s obligation to indemnify Seller Indemnitees under Section 15.4, shall survive the Closing and will remain in effect until the date that is two (2) years after the Closing Date.  Notwithstanding the foregoing, Vasomedical’s representations, warranties and obligation to indemnify Seller Indemnitees under Section 15.4 with respect to any pending Claim for indemnification shall survive and remain in effect until such pending Claim is finally resolved.

15.6	Cooperation.

Subject to the provisions of Section 15.7, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

15.7	Procedures.

All Claims or demands for indemnification under this Section 15 shall be asserted and resolved as follows:

15.7.1
In the event an Indemnified Party has a Claim against any Indemnifying Party hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send notice of such Claim to the Indemnifying Party.  In case the Indemnifying Party shall object in writing to any Claim for indemnification made in accordance with this Section 15.7.1, the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Indemnifying Party.  If after such 15-day period there remains a dispute as to any indemnification Claims or if the indemnifying party does not dispute such Claim as required under Section 15.7.2, the parties shall attempt in good faith for thirty (30) days to reach written agreement on the resolution of such indemnification Claim.  If no such agreement can be reached after good faith negotiation during that 30 day period, the parties shall submit the indemnification Claim for final determination by binding arbitration, with such arbitration proceeding conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect.  The arbitration proceeding shall be held in the New York City metropolitan area and the costs thereof shall be paid by the prevailing party in such arbitration proceeding.  The failure of the Indemnifying Party to respond shall not be an acknowledgement of liability by the Indemnifying Party.

15.7.2
In the event that any Claim for which any party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Third Party Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the “Claim Notice”).  The Indemnifying Party shall have fifteen (15) days from the receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend against such Claim.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its obligation to indemnify hereunder and desires to defend the Indemnified Party against such Third Party Claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party.  If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at the Indemnified Party’s sole cost and expense.  If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Claim in the Indemnified Party’s sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

15.7.3
An Indemnified Party may make an indemnification Claim hereunder, for potential or contingent Claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent Claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a Claim or demand may be made.

15.7.4
The Indemnified Party’s failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible Claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any Liability which it may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

ARTICLE 16 - NOTICES

All notices, requests and other communications to any party hereunder shall be in writing and shall be given,

If to Vasomedical or the Purchaser, to:

Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
USA
Attn: Jun Ma, Chief Executive Officer and President
Fax No. +1 (516) 997-2299

with a copy to
(which shall not constitute notice)

Beckman, Lieberman & Barandes
111 John Street
Suite 1710
New York, New York 10038
USA
Attention: David Lieberman, Esq.
Fax No. +1 (516) 433-4041

If to FGE or any FGE Shareholder, to:

Xichang Li
Life Enhancement Technology Ltd.
125 Zhangcha 1st Road, Bldg. 5, 3/F
Foshan, Guangdong 528051
P.R.China
Fax No. +86 (757) 8230-2625

And

Qiuming Shen
Biox Instruments Co., Ltd.
4/F, Taihu Bldg.
45 Liangxi Road
Wuxi, Jiangsu 214062
P.R.China
Fax No. +86 (510) 8586-4443

with a copy to
(which shall not constitute notice):

ZhongLun  Law Firm
10/F, Tower A, Rongchao Center
6003 Yitian Road, Futian District
Shenzhen, Guangdong 518026
P.R.China
Attention: Su Min
Fax No. +86 (755) 3320-6888

or to such other address  as such party may hereafter specify for purposes of notice by giving notice to the other parties hereto.  All such notices, requests and other communications shall be deemed given on the date of receipt by the recipient thereof, if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt, or if received later, the next succeeding business day in the place of receipt.

ARTICLE 17 - AMENDMENTS; NO WAIVERS.

Any provision of this Agreement may be amended or waived prior to the first to occur of the Closing Date and the Termination Date but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE 18 - GOVERNING LAW; ARBITRATION

This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by, and construed in accordance with, the laws of that State, without giving effect to the principles thereof relating to the conflict of laws. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section.  All arbitration shall be conducted in New York, New York in accordance with the rules and regulations of the American Arbitration Association then obtaining.  The laws of New York shall govern the disposition of any such arbitration.  The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court of competent jurisdiction.  Each party hereby submits to the jurisdiction of the American Arbitration Association and consents to the exclusive venue stated in this Section.

ARTICLE 19 - ENFORCEABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

ARTICLE 20 - SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

ARTICLE 21 - ENTIRE AGREEMENT

This Agreement, including all Exhibits and Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written between or among any of the parties with respect to the subject matter hereof and thereof.

ARTICLE 22 - COUNTERPARTS

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGES FOLLOW

COUNTERPART SIGNATURE PAGE
TO
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

VASOMEDICAL, INC.

By:/s/________________________________
Jun Ma
Chief Executive Officer and President

COUNTERPART SIGNATURE PAGE
TO
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

VASOMEDICAL ACQUISITION CORP.

By: /s/________________________________
Jun Ma
Chief Executive Officer

COUNTERPART SIGNATURE PAGE
TO
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

FAST GROWTH ENTERPRISES LIMITED

By: /s/________________________________
Name:
Title:

COUNTERPART SIGNATURE PAGE
TO
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

FGE SHAREHOLDERS

/s/________________________________

/s/________________________________

__________________________________

__________________________________

__________________________________

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